UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14A-12

BANK7 CORP.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 11, 2019
Dear Fellow Shareholder:

We invite you to attend our 2019 Annual Meeting of Shareholders of Bank7 Corp. to be held at The Renaissance Waterford Oklahoma City Hotel, 6300 Waterford Blvd., Oklahoma City, Oklahoma 73118 on May 14, 2019 at 10:00 a.m., Central Time.

The Notice of the Annual Meeting and Proxy Statement accompanying this letter provide information concerning matters to be considered and acted upon at the meeting. Immediately following the meeting, a report on our operations will be presented, including a question-and-answer and discussion period. Our 2018 results are presented in detail in our Annual Report.

Your vote is very important.   We encourage you to read the Proxy Statement and vote your shares as soon as possible. Whether or not you plan to attend, you can be sure your shares are represented at the Annual Meeting by promptly submitting your vote by the Internet, by telephone or, if you request a paper copy of the proxy materials and receive a proxy card, by mail.

Thank you for investing in Bank7 Corp. We look forward to seeing you May 14th.

Sincerely,

Chairman of the Board

Director, President and Chief Executive Officer

BANK7 CORP.
1039 N.W. 63rd Street
Oklahoma City, Oklahoma 73116
(405) 810-8600

NOTICE OF ANNUAL MEETING

The Annual Meeting of Shareholders of Bank7 Corp. (the “Company,” “we,” “our,” or “us”) will be held at The Renaissance Waterford Oklahoma City Hotel, 6300 Waterford Blvd., Oklahoma City, Oklahoma 73118 on May 14, 2019 at 10:00 a.m., Central Time.

The Annual Meeting is for the purpose of considering and acting upon:

1.	The election of three directors to serve for a term of three (3) years;

2.	The ratification of the appointment of BKD LLP as the independent registered public accounting firm for the year 2019; and

3.	The transaction of such other matters that properly come before the Annual Meeting or any adjournments thereof.

The board of directors has fixed the close of business on March 28, 2019 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Director, Senior Executive Vice President, Chief
Operating Officer and Secretary

April 11, 2019

IMPORTANT VOTING INFORMATION

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under the rules of the NASDAQ.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NASDAQ rules to vote your shares on the ratification of the appointment of BKD LLP as independent registered public accounting firm for the year 2019 (Proposal 2), even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on election of directors (Proposal 1) without instructions from you. Therefore, if you are a beneficial owner and do not provide your broker with instructions on those matters, a broker non-vote will occur and your shares will not be voted on that matter. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

MORE INFORMATION IS AVAILABLE

If you have any questions about the proxy voting process, please contact the broker, bank or other financial institution where you hold your shares.  The Securities and Exchange Commission (“SEC”) also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a shareholder.

Additionally, you may contact our Investor Relations Department at investorrelations@bank7.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2019

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

BANK7 CORP.
PROXY STATEMENT

i

PROXY STATEMENT
QUESTIONS AND ANSWERS

Q:	What am I voting on?

A:	You are voting on:

•	The election of the following three directors as Class I directors: Bobby J. Alexander, J. Michael Sanner and Thomas L. Travis, each for a three-year term; and

•	A proposal to ratify the appointment of BKD LLP as the independent registered public accounting firm for the year 2019.

Q:	Who is entitled to vote at the Annual Meeting?

A:
Holders of the common stock of Bank7 Corp. (the “Company,” “we,” “our,” or “us”) as of the close of business on March 28, 2019 (the “Record Date”) are entitled to vote at the annual meeting of the shareholders (the “Annual Meeting”).

Q:	How do I vote?

A:	You may vote by following any of the following methods.

•
Internet. Vote on the Internet at www.proxyvote.com by following the online instructions. Shareholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that will be borne by the shareholder. If you have Internet access, we encourage you to record your vote on the Internet. The deadline for voting through the Internet is 11:59 p.m. Eastern Time on May 13, 2019.

•	Telephone. Vote by telephone by calling1-800-690-6903and follow the instructions provided by the recorded message. The deadline for voting by telephone is 11:59 p.m. Eastern Time on May 13, 2019.

•
Mail. If you requested to receive a paper copy of the proxy materials, you may vote by completing, signing, and dating the proxy card and returning it in the enclosed, postage-paid envelope. If you return your signed proxy card but do not indicate your voting preference, your card will be voted (i) in favor of the election of all three directors, and (ii) for the proposal to ratify the appointment of BKD LLP.

•
Meeting. You may attend and vote at the Annual Meeting.  You have the right to revoke your proxy any time before the Annual Meeting, and shareholders who attend the meeting may withdraw their proxies and vote in person if they wish.   If you are a beneficial owner whose shares are held of record by a broker, you must obtain a legal proxy to vote those shares in order to attend the meeting.

Q:	Who will count the votes?

A:	Broadridge Corporate Solutions, Inc., our transfer agent, will tabulate the votes.

Q:	What should I do if I receive more than one proxy card?

A:
If you receive more than one Notice or proxy card, it indicates that you own shares in more than one account or that your shares are registered in more than one name. You should vote the shares represented by all Notices or proxy cards you receive.

Q:	What constitutes a quorum at the Annual Meeting?

A:
On the Record Date there were 10,187,500 shares of our common stock issued and outstanding. Each share is entitled to one vote on all matters voted on at the Annual Meeting. A majority of the outstanding shares present or represented by proxy will be a quorum for the Annual Meeting. If you submit a properly executed proxy card, you will be considered part of the quorum. Abstentions and shares held for you by your broker or nominee (broker shares) that are voted on any matter are included in the quorum.

Q:	Who may attend the Annual Meeting?

A:
All shareholders of record as of the Record Date may attend, although seating is limited. If you are a beneficial owner whose shares are held of record by a broker, you must obtain a legal proxy to vote those shares from your broker to attend the meeting.

Q:	What percentage of our stock did our directors and executive officers own on the Record Date?

A:	Together, they owned approximately 63.4% of our issued and outstanding common stock.

Q:	Who pays for this proxy solicitation and how will solicitation occur?

A:
Our board of directors is soliciting this proxy, and we will pay the cost of the solicitation. In addition to the use of the mail, our employees may solicit proxies personally or by telephone, fax, or electronic mail, without additional compensation. Banks, brokerage houses, and other nominees and fiduciaries are requested to forward the proxy material to beneficial owners of our stock and to obtain authorization to execute proxies on behalf of the beneficial owners. Upon request, we will reimburse these parties for their reasonable expenses in forwarding proxy material to beneficial owners.

PROPOSAL 1—ELECTION OF DIRECTORS

Our board of directors is classified into the following three classes, with members of each class serving a three-year term: (i) Class I, which consists of three directors elected for a term expiring at the annual shareholders’ meeting to be held in 2019; (ii) Class II, which consists of three directors elected for a term expiring at the annual shareholders’ meeting to be held in 2020; and (iii) Class III, which consists of three directors elected for a term expiring at the annual shareholders’ meeting to be held in 2021. At each succeeding annual shareholders’ meeting, commencing with the annual shareholders’ meeting to be held in 2019, directors elected to succeed those directors whose terms then expire will be elected for a term of office to expire at the third succeeding annual shareholders’ meeting after their election. Our directors hold office until their successors are elected and qualified, or until such director’s earlier death, resignation or removal.

Our board of directors has nominated for election Thomas L. Travis, Bobby J. Alexander, and J. Michael Sanner, all of whom currently are Class I directors.

Each nominee must be elected by a plurality of shares voted in this election. The individuals named as proxies on your proxy card will vote for the election of each nominee unless you withhold authorization. Abstentions and broker non-votes will not have any effect on this proposal.

Each nominee has agreed to serve for a three-year term, if elected. If any nominee is unable to stand for election at this Annual Meeting, the Board may either (i) reduce its size or (ii) nominate an alternate candidate, in which case the proxies will be voted for the alternate candidate.

Your Board recommends a vote “FOR” these directors.

DIRECTORS

Following are brief descriptions of the business experience of our directors, including our Class I directors standing for election at the 2019 Annual Meeting.

Directors with Terms Expiring at 2019 Annual Meeting; Class I Directors

Bobby J. Alexander	Director Since 2018

Mr. Alexander, age 64, has served on the board of directors of the Bank since 2004 and was appointed to our board of directors in 2018. Mr. Alexander has served as the Chief Executive Officer at Power Rig, LLC, an oil and gas drilling company, since 2007 when he founded the company. In addition, Mr. Alexander has served as Oklahoma Transportation Commissioner for District Six, a nine-county area in northwestern Oklahoma since 2011. He has held various executive management positions at one public company and several private companies. In 2013, he was named Citizen of the Year by the Woodward Chamber of Commerce. Mr. Alexander holds an Associate’s degree in Petroleum Technology from Kilgore College in Texas. Mr. Alexander was selected to serve on our board of directors because of his operating and management experience in a range of energy related companies combined with his active role in the community.

J. Michael Sanner	Director Since 2018

Mr. Sanner, age 66, began his career at the accounting firm of Arthur Andersen LLP after graduating from the University of Pennsylvania with his MBA and has over 37 years of experience providing assurance services to both public and private companies, primarily in the energy sector.  Prior to his retirement in June 2013, Mr. Sanner served as Assurance Partner at Ernst & Young LLP.  Mr. Sanner currently serves as a member of the Oklahoma Accountancy Board and has been involved in numerous civic, professional and charitable organizations.  Mr. Sanner has also been a member of the boards of directors of OGE Energy Corp. and its wholly-owned subsidiary, Oklahoma Gas & Electric Company, since September 2017, serving on the audit committee and the nominating and corporate governance committee.  Mr. Sanner was selected to serve on our board of directors because of extensive accounting and auditing experience and his active role in the community.

Thomas L. “Tom” Travis	Director Since 2018

Mr. Travis, age 61, has served on the board of directors of the Company since 2018 and the board of directors of the Bank since 2014. He has served as the President and Chief Executive Officer of the Bank since 2014, and he was appointed President and Chief Executive Officer of the Company in 2018. Mr. Travis has over 35 years of experience in the Texas and Oklahoma banking communities. His banking experience includes managing the commercial banking function, insurance agency and swap desk and co-managing a multi-billion dollar mortgage-backed securities portfolio, as well as negotiating, closing and integrating eight merger transactions. Prior to joining the Bank, Mr. Travis worked from 1991 to 2014 at IBC Bank, a Texas-based financial institution, where he served in various roles, including President of IBC Bank San Antonio and IBC Bank Oklahoma. Mr. Travis has extensive knowledge and experience running a large commercial bank. His community involvement includes having served in Texas and Oklahoma in various civic, business and philanthropic organizations, including as a United Way Trustee, Trustee of Southwest Research Institute, board member of the San Antonio Chamber of Commerce, Oklahoma City Chamber of Commerce, Oklahoma State Chamber of Commerce, Oklahoma Business Roundtable, Paseo Del Rio Association and many others. Mr. Travis holds a General Business degree from Schreiner University in Kerrville, Texas. Mr. Travis’ many years of banking experience provide invaluable leadership and insight to the board of directors, beginning with the establishment of our strategic direction all the way through the oversight of our execution in all major areas, which qualify him to serve on our board of directors

Directors with Terms Expiring at 2020 Annual Meeting; Class II Directors

Charles W. Brown	Director Since 2018

Mr. Brown, age 69, has served on the board of directors of the Bank since 2016 and was appointed to our board of directors in 2018. Mr. Brown is the owner of Greenbrier Royalty Fund, Black Hawk Mineral Partners, and Century 2000 Mtg., having served as their Chief Executive Officer since each company was formed in 2017, 2009, and 2010, respectively. In addition to these companies, Mr. Brown has owned and served as the Chief Executive Officer of various companies in the energy industry over a 40-year career. Mr. Brown was selected to serve on our board of directors because he provides insight from his experience in the energy space, specifically his knowledge of oil and gas, mineral and royalty interests, and as a successful business owner.

William M. Buergler	Director Since 2018

Mr. Buergler, age 46, is a licensed certified public accountant and has over two decades of accounting and tax experience. Since August 2017, Mr. Buergler has served as Senior Vice President and Chief Accounting Officer of Chesapeake Energy Corporation, or Chesapeake, where he began working in July 2014 as Vice President − Tax. Before joining Chesapeake, Mr. Buergler worked for two public accounting firms: Ernst & Young LLP, where he served as a Partner from 2009 to 2014 and as a Senior Manager from 2002 to 2008; and Arthur Andersen LLP, where he served from 1996 to 2002. Mr. Buergler currently sits on the board of directors of the Regional Food Bank of Oklahoma, or RFBO, and previously served as Chairman and Treasurer of the RFBO Foundation Board. Mr. Buergler holds B.S. and M.S. degrees in Accounting from Oklahoma State University. Mr. Buergler’s tax and accounting acumen and his leadership experience, both in the workplace and the community, qualify him to serve on our board of directors.

John T. “J.T.” Phillips	Director Since 2004

Mr. Phillips, age 49, has served on the board of directors of each of the Company and Bank since 2004 and actively participates in the execution of our business strategy. Mr. Phillips has served as Senior Executive Vice President and Chief Operating Officer of the Bank since 2015 and as Secretary of the Company since 2004. He served as President of the Company from 2004 to 2018 and as Chief Financial Officer of the Bank from 2004 to 2015. He was appointed as Senior Executive Vice President and Chief Operating Officer of the Company in 2018. Additionally, Mr. Phillips has served as the Chief Financial Officer of Haines Capital Group since 2003 and as an executive and director of various construction, real estate, ranching, aerospace, aviation, energy and finance companies. Mr. Phillips holds a B.S. in Finance/Accounting from Southwestern Oklahoma State University. Mr. Phillips’ leadership experience and understanding of finance and accounting qualify him to serve on our board of directors.

Directors with Terms Expiring at 2021 Annual Meeting; Class III Directors

William B. “Brad” Haines	Director Since 2004

Mr. Haines, age 69, is the founder of the Company and has served as the Chairman of the board of directors of the Company since its inception in 2004 and the board of directors of the Bank since the Company acquired it in 2004. Mr. Haines served as Chief Executive Officer of the Bank from 2004 until 2014 and has owned and operated various private companies in the construction, real estate, ranching, aerospace, aviation, energy and finance industries. He is the founder and owner of Haines Capital Group, where he has served as Chief Executive Officer since 1999. Mr. Haines’ long-term presence on our board of directors, his reputable position in the community and his extensive experience managing businesses qualify him to serve on our board of directors and as Chairman of the Board.

Gary D. Whitcomb	Director Since 2018

Mr. Whitcomb, age 72, has served on the board of directors of the Bank since 2010 and was appointed to our board of directors in 2018. Mr. Whitcomb has over 30 years of experience as a real estate broker and real estate investor. He has owned and operated Whitcomb Real Estate Sales & Consulting, selling real estate and investment properties, since 1986. Before beginning his real estate career, Mr. Whitcomb served as a First Lieutenant in the U.S. Air Force. Mr. Whitcomb has served as the Mayor and City Commissioner of Woodward, Oklahoma, and has also served on the board of directors of the Woodward Industrial Foundation, United Way, and Kid’s Inc. Mr. Whitcomb holds a B.S. in Business Administration from the University of Oklahoma with an emphasis in finance, accounting and economics. Mr. Whitcomb was selected to serve on our board of directors because of his leadership expertise and his knowledge of the real estate markets in which we operate.

Lonny D. Wilson	Director Since 2018

Mr. Wilson, age 68, has served on the board of directors of the Bank since 2016 and was appointed to our board of directors in 2018. Mr. Wilson recently retired in 2018 as Chief Executive Officer of Pharmacy Providers of Oklahoma, a leading information manager and claim processor for independent pharmacies, where he served in that capacity since 1989. Over the course of his career, he has owned and operated multiple pharmacies. He has served as president of the National Community Pharmacist Association, or NCPA, president of RxLinc (a national claims and data management provider), and chairman of Mirxa (an innovative clinical solutions developer), and he has chaired various NCPA committees for the past 25 years. Mr. Wilson is a graduate of the Southwestern Oklahoma State University College of Pharmacy. In 2012, Mr. Wilson was selected as the first-ever recipient of the SWOSU College of Pharmacy Dean’s Distinguished Service Award and received the 2016 Calvin J. Anthony Lifetime Achievement Award by the NCPA. Mr. Wilson has previously served as a director for three other community banks. He was selected to serve on our board of directors because of his experience in the banking industry, knowledge of corporate governance matters and his distinguished career.

EXECUTIVE OFFICERS

The following paragraph contains certain information about our executive officers other than William B. Haines, Thomas L. Travis and John T. Phillips, whose biographical information is included under the heading “Directors” above.

Kelly J. Harris, age 39, joined the Bank in 2012, initially as Controller and then as Vice President and Chief Financial Officer beginning in 2015. He was appointed as Senior Vice President and Chief Financial Officer of the Company in 2018. Prior to joining the Bank, Mr. Harris worked in the tax and audit departments at Cole & Reed P.C. Mr. Harris is involved in the local community and serves as the Treasurer of Health Alliance for the Uninsured. Mr. Harris is a licensed Certified Public Accountant and a member of the AICPA and the Oklahoma Society of CPAs. Mr. Harris holds a B.S. in Accounting from the University of Central Oklahoma and a B.A. in Sociology from the University of Oklahoma.

Jason E. Estes, age 40, has served as director, Executive Vice President and Commercial Loan Manager of the Bank since 2016. He was appointed as Chief Credit Officer of the Company and the Bank in 2018. Mr. Estes has 17 years of experience in the banking industry. He began his career at Local Oklahoma Bank in 2001 and became an officer of IBC Bank-Oklahoma in 2004 when it acquired Local Oklahoma Bank. Mr. Estes served in such capacity from 2004 until 2014 when he was promoted to Executive Vice President and Commercial Lending Manager of IBC Bank-Oklahoma. Mr. Estes held the position of Executive Vice President and Commercial Lending Manager of IBC Bank-Oklahoma from 2014 until he joined the Bank in 2016. Mr. Estes has extensive ties to the Oklahoma City community. Mr. Estes earned a B.B.A. degree, with a focus in Finance, at the University of Central Oklahoma, and an A.S. degree in General Studies at Northern Oklahoma College. Mr. Estes was selected to serve on the board of directors of the Bank because of his banking experience and leadership skills.

Douglas A. Haines, age 62, has served as a director and Regional President for Western Oklahoma and Kansas of the Bank since 2016. Prior to joining the Bank, he spent 12 years as Chief Financial Officer and Assistant City Manager for the City of Woodward, Oklahoma, managing its finances and assisting with oversight of all departments. Mr. Haines has served on a number of local and state boards, including as president of the City Management Association of Oklahoma. In addition, he was appointed to serve on a special task force by Governor Mary Fallin, and he shared the honor as co-recipient for the Oklahoma Public Official of the Year in 2005. Mr. Haines holds a B.S. in Business Administration from Southern Nazarene University with a minor in Accounting. Mr. Haines was selected to serve on the board of directors of the Bank because of his knowledge of the Western Oklahoma market and his diverse background in leading both private companies and a municipality.

Lisa K. Haines, age 48, has served on the board of directors of each of the Company and the Bank since 2004. Ms. Haines has served as Senior Vice President and Chief Marketing Officer of the Bank since it was acquired by the Company in 2004. Ms. Haines resigned from the board of directors of the Company in 2018 but continues to serve as director of the Bank. Before joining the Bank, Ms. Haines spent over 10 years working in sound mixing and sound engineering. Ms. Haines holds a B.A. in Journalism, Radio, TV, and Film from the University of Oklahoma. Ms. Haines was selected to serve on the board of directors of the Bank because of her leadership skills and marketing expertise.

Andrew J. Levinson, age 40 joined the Bank in 2019 as Executive Vice President and Regional President of the Tulsa market.  Mr. Levinson has 17 years of experience in the banking industry.  He began his career at Deloitte and Touche as an auditor in 2000 and then moved to Bank of America in 2003 and became a Vice President.  In 2005 Mr. Levinson moved to IBC Bank as an officer and served in that capacity until June of 2014 when he was promoted to President of Tulsa Region for IBC Bank.  Mr. Levinson held this position of President of the Tulsa Market of IBC Bank from 2014 until he joined the bank in 2019.  Mr. Levinson has extensive ties to the Tulsa community being a third generation Tulsan.  He currently serves on the Board of Directors for both the Tulsa Boys Home and The Children’s Hospital at Saint Francis.  Mr. Levinson earned a B.B.A. degree in accounting from the University of Tulsa.  Mr. Levinson was selected to serve on the board of directors of the Bank because of his banking experience and leadership skills.

BOARD MEETINGS AND COMMITTEES

Our Board conducts its business through meetings of the Board and of its committees. The Board met six times during 2018. Each director in office on December 31, 2018 attended more than 75% of the total number of meetings held while such director was in office in 2018 of the Board and the committees on which he served.

Our board of directors believes it is important for all directors to attend the Annual Meeting of shareholders in order to show their support for the Company and to provide an opportunity for shareholders to express any concerns to them. We have adopted a policy that all directors should attend each annual meeting of shareholders unless they are unable to attend by reason of personal or family illness or pressing matters.

CORPORATE GOVERNANCE

Corporate Governance Guidelines. Our board of directors has adopted Corporate Governance Guidelines that set forth the framework within which our board of directors, assisted by the committees of our board of directors, directs the affairs of our organization. The Corporate Governance Guidelines address, among other things, the composition and functions of our board of directors, director independence, compensation of directors, management succession and review, committees of our board of directors and selection of new directors.

Director Independence. Our common stock is listed on the NASDAQ Global Select Market.  Accordingly, we are required to comply with the rules of the NASDAQ Stock Market with respect to the independence of directors who serve on our board of directors and its committees. Under the rules of the NASDAQ Stock Market, independent directors must comprise a majority of our board of directors. The rules of the NASDAQ Stock Market, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors.

Our board of directors has evaluated the independence of its members based upon the rules of the NASDAQ Stock Market and the SEC. Applying these standards, our board of directors has affirmatively determined that each of Bobby J. Alexander, Charles W. Brown, William M. Buergler, Gary D. Whitcomb, Lonny D. Wilson and J. Michael Sanner is an independent director, as defined under the applicable rules. The board determined that each of Chairman Haines, Mr. Travis and Mr. Phillips does not qualify as an independent director because each is an executive officer of the Company. The board of directors has also determined that the members of the Audit Committee and Compensation Committee are independent under the heightened standards of independence required by Sections 5605(c)(2)(A) and 5605(d)(2)(A), respectively, of the NASDAQ rules. In making these determinations, the board of directors considered the banking relationships with directors and their related interests which we enter into in the ordinary course of our business and the compensation arrangements described under “Certain Transaction,” “Executive Compensation” and “Director Compensation.”

Director Qualifications. We believe that our directors should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in areas relevant to our business. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all shareholders. When considering potential director candidates, our board of directors also considers the candidate’s character, judgment, diversity, skill set, specific business background and experience in the context of our needs and those of the board of directors.

Controlled Company. The William Bradford Haines Financial Services Trust, the Lisa K. Haines Financial Services Trust, and the Julee S. Lawrence Financial Services Trust (collectively, the “Haines Family Trusts”) control a majority of our outstanding voting power and have made a filing as a group under Section 13(d) of the Exchange Act. Accordingly, we are a “controlled company” within the meaning of the corporate governance standards of NASDAQ Stock Market. As a result, although the members of our Audit Committee are required to be independent, we are not required to have a majority of our board of directors be independent, nor are we required to have a compensation committee or an independent nominating function under the rules of the NASDAQ Stock Market. Notwithstanding the foregoing, we are in full compliance with NASDAQ Global Select Market listing requirements for board independence and committee independence.

Family Relationships. There are no family relationships among the directors of the Company, as defined in Item 401 of Regulation S-K. Our Chairman of the Board is the father of Lisa K. Haines, the Bank’s Executive Vice President and Chief Marketing Officer. In addition, our Chairman of the Board is the brother of Doug Haines, the Bank’s Regional President for Western Oklahoma and Kansas, the uncle of Drew Haines, our Bank’s Vice President – Commercial Lending, and the grandfather of one of the Bank’s employees working in the operations department.

Board of Directors Leadership Structure. It is the practice of the Company to separate the roles of Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction and the day-to-day leadership and performance. The Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for board meetings, presides over meetings of the full board, and facilitates communication among the independent directors and between the independent directors and the Chief Executive Officer. The board of directors further believes that the separation of the duties of the Chief Executive Officer and the Chairman of the Board eliminates any inherent conflict of interest that may arise when the roles are combined.

Executive Sessions.  To further strengthen the oversight of the board of directors, our board of directors holds regular executive sessions at which only independent directors are present.  In 2018, there were two executive sessions.  The executive sessions are presided over by the Chairman of the Audit Committee, who is an independent director.

Compensation Committee Interlocks and Insider Participation. None of the members of our Compensation Committee are or have been one of our officers or employees. In addition, none of our executive officers serves or has served as a member of the compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Risk Management and Oversight. The board of directors has ultimate authority and responsibility for overseeing our risk management. The board of directors monitors, reviews and reacts to material enterprise risks identified by management. The board receives specific reports from executive management on credit, interest rate, liquidity, transactional, compliance and legal, strategic, and reputational risks and the degree of exposure to those risks. The board of directors helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and business line leaders. Committees of the board of directors have responsibility for risk oversight in specific areas. The Audit Committee oversees financial, accounting and internal control risk management policies. The Audit Committee also oversees the risk and compliance programs, adherence to management policies and procedures, compliance with regulatory requirements and information technology strategies and activities. The Compensation Committee assesses and monitors risks in our compensation program.

Committees of the Board of Directors

Our board of directors has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee and the Compensation Committee. Our board of directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our certificate of incorporation and bylaws.

Audit Committee.   Our board of directors has adopted an Audit Committee charter that sets out the responsibilities, authority and specific duties of the Audit Committee. The Audit Committee charter is available on our website at www.bank7.com under the “Investor Relations” tab.  Current members of our Audit Committee are William M. Buergler (Committee Chairman), Charles W. Brown, J. Michael Sanner and Gary D. Whitcomb.  The Audit Committee met eight times in 2018.

Our board of directors has evaluated the independence of each of the members of our Audit Committee and has affirmatively determined that each of the members of our Audit Committee (1) is an independent director under NASDAQ Stock Market rules, (2) satisfies the additional independence standards under applicable SEC rules for audit committee service, and (3) has the ability to read and understand fundamental financial statements.   The board of directors has determined that Mr. Buergler qualifies as an “audit committee financial expert,” as defined by the SEC.

The responsibilities of the Audit Committee include the following:

•	overseeing the quality and integrity of regulatory and financial accounting, financial statements, financial reporting processes and systems of internal accounting and financial controls;
•
overseeing the annual independent audit of the Company’s financial statements and internal control over financial reporting, the engagement, compensation and retention of the independent registered public accounting firm and the evaluation of the independent registered public accounting firm’s qualifications, independence and performance;

•	resolving any disagreements regarding financial reporting between management and the independent auditor;
•	overseeing and evaluating the performance of the internal audit function and review;
•	meeting with management and the independent auditor to review the effectiveness of our system of internal control and internal audit procedures, and to address any deficiencies in such procedures;
•	overseeing the effectiveness of the system for monitoring compliance with laws and regulations and the results of any investigation by management;
•	instituting and overseeing any special investigations;
•
establishing and overseeing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential anonymous submission by Company employees of concerns, regarding questionable accounting or auditing matters;

•	reviewing our earnings releases and reports filed with the SEC;
•	preparing the Audit Committee report required by SEC rules to be included in our annual report;
•
reviewing the design of the Company’s enterprise-wide risk management framework, including the process for assessing and managing risks, benchmarks for and major financial risk exposures from such risks, supporting methods, risk policies, and risk inventories, as they relate to credit, interest rate, liquidity, transactional, compliance and legal, strategic and reputational risks;

•
reviewing reports and recommendations provided by senior management or third-party consultants retained by the committee related to Company’s financial, operational, credit, strategic, market, investment, liquidity, reputational and compliance risks;

•	reviewing significant aggregate risk concentrations and other escalations, and approving significant corrective actions recommended by senior management; and

•	handling such other matters that are specifically delegated to the Audit Committee by our board of directors from time to time.

Compensation Committee. Our board of directors has adopted a Compensation Committee charter that sets out the responsibilities, authority and specific duties of the Compensation Committee. The Compensation Committee charter is available on our website at www.bank7.com under the “Investor Relations” tab.  Current members of our Compensation Committee are J. Michael Sanner (Committee Chairman), Bobby J. Alexander, William M. Buergler and Lonny D. Wilson.  The Compensation Committee met one time in 2018.

Our board of directors has evaluated the independence of each of the members of our Compensation Committee and has affirmatively determined that each of the members of our Compensation Committee meets the definition of an “independent director” under NASDAQ Stock Market rules, including the additional independence standards for members of the Compensation Committee.  Our board of directors has also determined that each of the members of the Compensation Committee qualifies as a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act. All compensation, equity awards and transactions subject to Section 16 of the Exchange Act will be approved by a committee or subcommittee of the board of directors that is composed solely of two or more “non-employee directors.”

The Compensation Committee has the following responsibilities:

•
reviewing, determining, and recommending to the board for its confirmation, the annual compensation, annual incentive opportunities and any other matter relating to the compensation of the Company’s executive officers;

•	monitoring and evaluating the risks related to the Company’s compensation programs and practices;
•	reviewing and comparing compensation practices of any relevant peer group in order to assist in the committee’s evaluation of the appropriateness of the Company’s compensation practices and programs;
•
reviewing, approving and administering each of the Company’s non-qualified deferred compensation plans and annual incentive plans, and performing such other duties and responsibilities as may be assigned to the committee under the terms of those plans;

•
annually reviewing and recommending to the board the annual director’s compensation and any additional compensation for services on committees of the board, service as a committee or board chairman, meeting fees or any other benefit payable by virtue of the director’s position as a member of the board;

•	reviewing the performance of the executive officers for each fiscal year;
•
reviewing and determining, and recommending to the board of directors for its confirmation, the establishment of the performance measures applicable to each performance-based cash incentive and equity incentive award to be made under any plan, and the applicable performance targets for each such performance measure for each such award granted under any plan;

•
overseeing and making recommendations to the board of directors regarding the Company’s compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters, including advisory votes on executive compensation and golden parachute compensation, and the requirement under the NASDAQ rules that, with limited exceptions, shareholders approve equity compensation plans; and

•	performing any other duties or responsibilities the board may expressly delegate to the committee from time to time on matters relating to the Company’s compensation programs.

Nominating Directors. We currently do not have a nominating and corporate governance committee and the independent members of our board of directors perform the principal functions of a nominating and corporate governance committee. Pursuant to NASDAQ Listing Rule 5605(e), our board of directors designated the independent directors of our board of directors, Messrs. Whitcomb, Alexander, Brown, Buergler, Wilson and Sanner, as well as any future members of the board of directors that qualify as independent directors, or the Nominating Directors, as the independent directors responsible for, among other things, (i) determining the qualifications, qualities and skills required to be a director of the Company and evaluating, selecting and approving nominees to serve as directors, (ii) periodically reviewing, assessing and making recommendations for changes to the board of directors and (iii) overseeing the process for evaluation of the board of directors. In addition, the Nominating Directors will have unrestricted access to and assistance from our officers, employees and independent auditors and the authority to employ experts, consultants and professionals to assist with performance of their duties.

The Nominating Directors will also consider director nominees put forward by shareholders. Our bylaws contain provisions that address the process by which a shareholder may nominate an individual to stand for election to the board of directors at an annual or special meeting. The Nominating Directors do not have any specific minimum qualifications that director nominees must have in order to be considered to serve on the board of directors. However, the Nominating Directors do take into consideration areas of expertise that director nominees may be able to offer, including professional experience, knowledge, abilities and industry knowledge or expertise. The Nominating Directors also consider the director nominees’ potential contribution to the overall composition and diversity of the board of directors.

DIRECTOR COMPENSATION

The following table sets forth compensation paid to the Company’s directors during 2018.
Name	Fees Earned or Paid in Cash ($)
Bobby J. Alexander	31,800
Charles W. Brown	31,800
William B. Haines	5,400
John T. Phillips	5,400
William M. Buergler	8,000
J. Michael Sanner	6,000
Thomas L. Travis	5,400
Gary D. Whitcomb	37,400
Lonny D. Wilson	31,800

Prior to our initial public offering our board of directors did not receive compensation for their service on our board but rather received compensation for serving on the Bank’s board of directors.  Non-employee directors received $1,200 per meeting and employee directors received $600 per meeting.

Following our initial public offering, we began paying our non-employee directors $2,000 per Board or Committee meeting and paying the Chairmen of our Audit Committee and our Compensation Committee $3,000 per Board or Committee meeting.   When Board and Committee meetings are held on the same day, the directors will only receive the fee for one meeting.  In addition, our directors received a discretionary bonus at the end of the year based on our and the Bank’s performance and length of service on our and the Bank’s board of directors.

COMMON STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

The shares of our common stock that were beneficially owned on the Record Date by each person who is a director nominee or was a director or NEO on that date and by all directors and executive officers as a group are shown below.

Name	Amount and Nature of Beneficial Ownership (1)		Percentage of Shares Outstanding (2)
William B. Haines	3,224,065	(3)	31.6%
Thomas L. Travis	25,000		*
John T. Phillips	3,197,100	(4)	31.4%
Bobby J. Alexander	*		*
Charles W. Brown	*		*
William M. Buergler	1,000	(5)	*
Gary D. Whitcomb	500		*
Lonny D. Wilson	5,000		*
J. Michael Sanner	*		*
All Directors and Executive Officers as a Group (14 persons)	6,454,672		63.4%

*	Less than one percent of shares outstanding

(1)
Beneficial ownership is defined by rules of the SEC and includes shares that the person has or shares voting or investment power over and shares that the person has a right to acquire within 60 days from March 28, 2019.

(2)
In calculating the percentage ownership of each named individual and the group, the number of shares outstanding includes any shares that the person or the group has the right to acquire within 60 days of March 28, 2019.

(3)	William B Haines is the trustee of the William B. Haines Financial Services Trust which owns 3,224,065 shares of common stock of the Company.

(4)
John T Phillips is the trustee of the John T. Phillips Revocable Trust which owns 6,000 shares of common stock of the Company.  In addition, Mr. Phillips serves as co-trustee for the Lisa K. Haines Financial Services Trust (owns 1,595,550 shares of common stock of the Company) and the Julee S. Lawrence Financial Services Trust (owns 1,595,550 shares of common stock of the Company) for which he shares voting and dispositive power.  Mr. Phillips disclaims any beneficial ownership of the shares held by the Lisa K. Haines Financial Services Trust and the Julee S. Lawrence Financial Services Trust.

(5)	William M. Buergler is the trustee of the KLB Revocable Family Trust Dated October 12, 2017, which owns 1,000 shares of the common stock of the Company.

OWNERS OF MORE THAN 5% OF THE COMPANY’S COMMON STOCK

Beneficial owners of more than 5% of the common stock are required to file certain ownership reports under the federal securities laws. The following table shows the common stock beneficially owned by persons who have filed these reports reporting beneficial ownership that exceeds 5% of our outstanding common stock on December 31, 2018.

Name		Amount and Nature of Beneficial Ownership (1)	Percentage of Shares Outstanding (2)
William Bradford Haines Financial Services Trust, Mr. Haines as trustee	(3)	3,224,065	31.6%
Lisa K. Haines Financial Services Trust, Ms. Haines and Mr. Phillips as co-trustees	(4)	1,595,550	15.7%
Julee S. Lawrence Financial Services Trust, Ms. Thummel and Mr. Phillips as co-trustees	(5)	1,595,550	15.7%

(1)
Beneficial ownership is defined by rules of the SEC and includes shares that the person has or shares voting or investment power.  A decision to disclaim beneficial ownership or to include shares held by others is made by the shareholder, not by the Company.

(2)	Calculated by the Company based upon shares reported as beneficially owned by the listed persons and shares of the Company’s common stock outstanding on March 28, 2019.

(3)	The address of William Bradford Haines Financial Services Trust, Mr. Haines as trustee is Bank7 Corp., 1039 N.W. 63rd Street, Oklahoma City, Oklahoma 73116.

(4)
The address of Lisa K. Haines Financial Services Trust, Ms. Haines and Mr. Phillips as co-trustees is Bank7 Corp., 1039 N.W. 63rd Street, Oklahoma City, Oklahoma 73116.  Mr. Phillips disclaims any beneficial ownership of the shares held by the Lisa K. Haines Financial Services Trust.

(5)
The address of Julee S. Lawrence Financial Services Trust, Ms. Thummel and Mr. Phillips as co-trustees is Bank7 Corp., 1039 N.W. 63rd Street, Oklahoma City, Oklahoma 73116.  Mr. Phillips disclaims any beneficial ownership of the shares held by the Julee S. Lawrence Financial Services Trust.

EXECUTIVE COMPENSATION

Our named executive officers for 2018, which consist of our principal executive officer and the two other most highly compensated executive officers, are:

•	William B. Haines, Chairman of the Board of the Company and the Bank;
•	Thomas L. Travis, President and Chief Executive Officer of the Company and the Bank; and
•	John T. Phillips, Senior Executive Vice President and Chief Operating Officer of the Company and the Bank.

Summary Compensation Table

The following table sets forth information regarding the compensation paid, awarded to, or earned for our fiscal years ended December 31, 2018 and 2017 for each of our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Other Compensation ($)(4)	Total Compensation ($)
William B. Haines Chairman of the Board	2018 2017	434,615 250,000	200,000 150,000	- -	- -	35,281 29,478	669,896 429,478

Thomas L. Travis President and Chief Executive Officer	2018 2017	330,800 357,800	100,000 100,000	1,909,000 -	94,351 -	33,472 36,317	2,467,623 494,117

John T. Phillips Senior Executive Vice President and Chief Operating Officer	2018 2017	225,039 173,342	150,000 140,000	- -	62,901 -	24,241 23,394	462,181 336,736

(1)	Discretionary cash bonuses.

(2)
Represents the grant date fair value for restricted stock unit awards granted in 2018 calculated in accordance with ASC 718.  See discussion of restricted stock units in Footnote 14 to the Company’s audited financial statements contained in the Form 10-K for the fiscal year ended December 31, 2018.

(3)
Assumptions used in calculating the aggregate grant date fair market value in accordance with ASC 718 are set out in Footnote 14 to the Company’s audited financial statements contained in the Form 10-K for the fiscal year ended December 31, 2018.

(4)	Other Compensation for 2018 includes the following:

Name	Perquisites(i)	Company 401(k) Match(ii)	Life Insurance Premiums	Director Fees Earned or Paid in Cash	Total “Other Compensation”
William B. Haines	$13,426	$13,750	$2,705	$5,400	$35,281
Thomas L. Travis	$11,946	$13,750	$2,376	$5,400	$33,472
John T. Phillips	$4,951	$13,350	$540	$5,400	$24,241

(i)	Amounts reflect automobile and cell phone allowances and country club membership fees.

(ii)	Amounts reflect Company matching contributions under the Company’s 401(k) plan.

We compensate our named executive officers through a combination of base salary, annual discretionary bonuses, and other benefits, including perquisites. Our board of directors believes the executive compensation packages that we provide to our executives, including the named executive officers, should reward performance. Each element of compensation is designed to achieve a specific purpose and to contribute to a total package that is competitive with similar packages provided by other institutions that compete for the services of individuals like our named executive officers.

Base Salary

We provide each of our named executive officers with a competitive fixed annual base salary. The base salaries for our named executive officers are reviewed annually by the board of directors by taking into account the results achieved by each executive, his or her future potential, scope of responsibilities and experience, and competitive pay practices. Based upon the comprehensive review, the board of directors has determined the base salaries to be equitable and competitive for our market.

Bonuses

Historically, the board of directors has provided discretionary cash bonuses after the end of each fiscal year. The amount of these discretionary awards, if any, has been based on an overall assessment of our performance, while taking into consideration other factors such as market conditions, regulatory changes, accounting changes, tax law changes and other items that may impact our strategic direction. Based on the profitability of the Company, we set aside on a monthly basis a bonus pool to be allocated among the employees at the end of the fiscal year.

We intend to continue to provide annual cash bonuses to reward achievement of financial or operational goals so that total compensation is reflective of actual company and individual performance. Our board of directors is currently working to provide incentive targets that tie compensation to our performance in 2019. These performance criteria may include a discretionary provision for factors such as successful capital raises, acquisitions, and stock price performance.

Equity Incentives

We adopted, and our shareholders approved the Bank7 Corp. 2018 Equity Incentive Plan, or the 2018 Plan, a new omnibus equity incentive plan in which our employees, executive officers and/or directors may participate.

The 2018 Plan, provides for the issuance of up to 850,000 shares of common stock pursuant to awards of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock and stock unit awards, and other forms of equity or cash compensation. The maximum aggregate number of shares of common stock that may be issued pursuant to all awards under the 2018 Plan is expected to increase annually on the first day of each fiscal year after the adoption of the 2018 Plan by the lesser of (i) 1.0% of the total issued and outstanding shares of common stock on the first day of the respective fiscal year, (ii) 100,000 shares of common stock, or (iii) a lesser amount determined by our board of directors. The purpose of the 2018 Plan is to provide selected present and future employees and directors of the Company and its subsidiaries and affiliates with stock based incentives and other equity interests in the Company, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company.

The 2018 Plan is administered by the Compensation Committee. The Compensation Committee has the ability to make awards under the 2018 Plan, and to select employees and directors who may participate in the 2018 Plan, determine the amount and types of awards, determine the terms and conditions of awards, grant awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company; grant substitute awards on terms and conditions as the Compensation Committee may prescribe; make all determinations under the 2018 Plan concerning termination of any participant’s employment or service with the Company; determine whether or not a change-in-control has occurred under the 2018 Plan; construe and interpret the 2018 Plan and any agreement or instrument under the 2018 Plan; establish and administer any terms, conditions, restrictions, limitations, forfeiture, vesting or exercise schedule, and other provisions of or relating to any award; establish and administer any performance goals, including related performance measures or performance criteria and applicable performance periods, determine the extent to which any performance goals and/or other terms and conditions of an award are attained or are not attained, and certify whether, and to what extent, any such performance goals and other material terms applicable to awards under the 2018 Plan intended to qualify as performance-based compensation were in fact satisfied; construe any ambiguous provisions, correct any defects, supply any omissions and reconcile any inconsistencies in the 2018 Plan and/or any award agreement; establish, adopt, amend, waive and/or rescind rules, regulations, procedures, guidelines, forms and/or instruments for the 2018 Plan’s operation or administration; make all valuation determinations relating to awards and the payment or settlement thereof; and grant waivers of terms, conditions, restrictions and limitations under the 2018 Plan or applicable to any award, or accelerate the vesting or exercisability of any award.

Other Benefits and Perquisites

The named executive officers participate in the Bank’s broad-based employee welfare benefit plans, such as medical, dental, vision, supplemental disability and term life insurance. The named executive officers also participate in the Bank’s 401(k) plan. The Bank matches 100% of an employee’s contribution up to 5% of such employee’s salary (excluding bonuses). The named executive officers are provided the same benefits, and participate in the cost at the same rate, as all other employees.

We provide our named executive officers with certain perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Compensation Committee will review the levels of perquisites and other personal benefits provided to named executive officers. Based on this periodic review, perquisites will be awarded or adjusted on an individual basis. The perquisites received by our named executive officers in 2018 included an automobile and cell phone allowance and the use of the Bank-owned country club membership.

Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Award
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Thomas L. Travis	9/19/2018		30,000	19.00	9/19/2028	9/20/2018	100,000	1,335,000

John T. Phillips	9/19/2018		20,000	19.00	9/19/2028

(1)	Stock options vest at a rate of 25% per year beginning September 19, 2019.

(2)	Restricted Stock Units vest at a rate of 20% per year beginning September 20, 2019.

(3)	Calculated 2018 year-end closing stock price of $13.35 per share.

Potential Payments on Termination or Change in Control

In connection with our issuance of restricted stock units to Mr. Travis and stock options to Mr. Travis and Mr. Phillips, we entered into a Restricted Stock Unit Award Agreement with Mr. Travis and a Stock Option Award Agreement with each of Mr. Travis and Mr. Phillips (the “Participants”).  The Restricted Stock Unit Award Agreement and the Stock Option Award Agreements each provide for the vesting of all unvested restricted stock units and stock options, respectively, upon the earlier of (i) the Participant’s death, (ii) the Participant’s disability, or (iii) immediately prior to  a “Change in Control” of the Company.  Generally, a “Change in Control” consists of one of the following events:

•	a person becoming the beneficial owner of 50% or more of the Company’s then outstanding voting securities;
•	the sale or disposition of all or substantially all of the Company’s assets;
•
individuals serving on the Company’s Board whose election or nomination was approved by a majority of the then incumbent board (outside the context of an election contest), cease to constitute a majority of the Board; and

•
a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

As of December 31, 2018, the value of Mr. Travis’ restricted stock units that would vest upon his death, disability or a Change in Control was $1,335,000.  The stock options held by Mr. Travis and Mr. Phillips’ have an exercise price of $19.00 per share and were therefore not “in-the-money” as of December 31, 2018.

RELATED PARTY TRANSACTIONS

Policies and Procedures Regarding Related Party Transactions

Transactions by us or the Bank with related persons are subject to regulatory requirements and restrictions. These requirements and restrictions include the Affiliates Act and the Federal Reserve’s Regulation W (which governs certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal shareholders). We have adopted policies to comply with these regulatory requirements and restrictions.

In addition, our board of directors has adopted a written policy governing the approval of related person transactions that complies with all applicable requirements of the SEC and the NASDAQ Global Select Market concerning related person transactions. Related person transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related person has or will have a direct or indirect material interest. Related persons of the Company include directors (including nominees for election as directors), executive officers, beneficial holders of more than 5% of our capital stock and the immediate family members of these persons. Our executive management team, in consultation with outside counsel, as appropriate, will review potential related person transactions to determine if they are subject to the policy. In determining whether to approve a related person transaction, that committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related person’s interest in the transaction, the appearance of an improper conflict of interests for any director or executive officer taking into account the size of the transaction and the financial position of the related person, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies.

Ordinary Banking Relationships

Certain of our officers, directors and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with us or the Bank in the ordinary course of business. These transactions include deposits, loans, wealth management products and other financial services related transactions. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. Any loans we originate with officers, directors and principal shareholders, as well as their immediate family members and affiliates, are approved by our board of directors in accordance with the Bank’s regulatory requirements.

As of the date of this proxy statement, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal shareholders, as well as their immediate family members and affiliates.

Directed Share Program

In connection with our initial public offering, at our request, our underwriters reserved for sale, 200,000 shares of our common stock for sale to our directors, executive officers, employees and business associates and certain other related persons who have expressed an interest in purchasing our common stock in this offering through a directed share program at the initial public offering price of $19.00 per share. Mr. Travis purchased 25,000 shares for a total of $475,000 through the directed share program.

Employment Arrangements

We currently employ certain immediate family members of our Chairman of the Board in the following capacities: Douglas A. Haines, the Bank’s Regional President for Western Oklahoma and Kansas, is the brother of our Chairman of the Board and Lisa K. Haines, the Bank’s Executive Vice President and Chief Marketing Officer, is the daughter of our Chairman of the Board. The background experience of Douglas A. Haines and Lisa K. Haines are discussed under the heading “Executive Officers”. During the year ended 2018, we paid Douglas A. Haines $278,761 and Lisa K. Haines $270,308 cash compensation for their services as employees. These individuals are also entitled to participate in the general welfare programs of the Bank to the same extent as the other Bank employees.

Registration Rights Agreement

In connection with our initial public offering, we entered into a registration rights agreement with the Haines Family Trusts. The agreement provides the Haines Family Trusts with certain demand and piggyback registration rights in respect of any registrable shares of our common stock held by them, subject to various conditions and limitations as set forth in the agreement.  We will pay all expenses in connection with any such registrations.

Other Transactions

Chairman Haines is the manager of Haines Realty Investments Co., LLC, or Haines Realty, a business entity owned by trusts established for Lisa K. Haines and Julee S. Thummel, his daughters. The Bank leases its branch located in Woodward, Oklahoma from Haines Realty. During 2018, lease and common area maintenance payments to Haines Realty totaled $184,000 which we believe to be consistent with prevailing market terms.

On September 28, 2018, the Bank sold its aircraft subsidiary, 711 Holdings, LLC to an entity controlled by Chairman Haines, the William B. Haines 2003 Limited Partnership, for $1.5 million, which we believe to be the fair market value of the subsidiary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file certain reports with the SEC concerning their beneficial ownership of our equity securities. The SEC’s regulations also require that a copy of all such Section 16(a) forms filed must be furnished to us by the executive officers, directors and greater than 10% shareholders. To our knowledge, based solely on a review of the copies of such forms and amendments thereto received by us with respect to 2018, all Section 16(a) filing requirements were timely met. We make no representation regarding persons who have not identified themselves as being subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 or as to the appropriateness of disclaimers of beneficial ownership.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

A representative of BKD LLP, the Company’s independent certified public accounting firm, is expected to be present at the Annual Meeting to respond to shareholders’ questions and will have the opportunity to make a statement.

Fees

The following table presents the aggregate fees paid or accrued by the Company to its independent registered public accounting firms BKD LLP for the year ended December 31, 2017 and 2018:

Fee Category	2018	2017
Audit Fees	$198,536	$65,000
Audit - Related Fees	337,500	-
Tax Fees	27,837	13,025
All Other Fees	-	-
Total	$563,873	$78,025

Audit Fees. Consists of fees and expenses for professional services rendered for the audit of our consolidated financial statements, for review of financial statements included in our quarterly reports on Form 10-Q, and for other services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consists of aggregate fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

Tax Fees. Consists of aggregate fees billed for professional services rendered for tax compliance, tax advice, and tax planning.

All Other Fees. Consists of aggregate fees billed for products and services that are not reported under “Audit Fees,” Audit-Related Fees,” and “Tax Fees.”

Preapproval of Services

The Audit Committee is required by SEC regulations to preapprove all auditing services and permitted non-audit services provided by the Company’s independent registered public accounting firm. There is an exception for preapproval of non-audit services if the aggregate amount of all such non-audit services provided to us constitutes not more than five percent of the total amount of revenues paid by it to its independent registered public accounting firm during the fiscal year in which the non-audit services are provided; such services were not recognized by us at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the committee and approved prior to the completion of the audit by the committee or by one or more members of the committee to whom authority to grant such approval has been delegated by the committee. All audit services and permitted non-audit services to be performed by our independent auditor have been preapproved by the Audit Committee as required by SEC regulations and the Audit Committee’s charter without exception.

REPORT OF THE AUDIT COMMITTEE

The Company’s Audit Committee oversees and reports to the board of directors regarding accounting and financial reporting processes, the audits of the financial statements, the qualifications and independence of the independent registered public accounting firm engaged to provide independent audits and related services, and the performance of the internal audit function and independent registered public accounting firm; and also performs the other duties of the committee specified by federal securities laws and regulations, the Federal Deposit Insurance Act and related regulations, the listing standards of the NASDAQ Stock Exchange, and its charter. The committee (1) has reviewed and discussed the audited financial statements included in the Company’s 2018 Annual Report on Form 10-K with management; (2) has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 16 (Communication with Audit Committees); and (3) has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the committee concerning independence and has discussed independence with the independent registered public accounting firm. Based upon this review, discussion, disclosures, and materials described in (1) through (3), the committee recommended to the board of directors that the audited financial statements be included in the 2018 Annual Report on Form 10-K. The committee also has considered whether the amount and nature of non-audit services rendered by the independent accountant are consistent with its independence.

March 29, 2019	William M. Buergler, Chairman
Charles W. Brown
J. Michael Sanner Gary D. Whitcomb

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019

Our Audit Committee recommended and our board of directors approved the engagement of BKD LLP as our independent registered public accounting firm for 2019. The board of directors is submitting this appointment to the vote of the shareholders for ratification.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of BKD LLP as our independent registered public accounting firm for 2019. Therefore, abstentions effectively count as votes against this proposal. If the appointment is not ratified by a majority of the shareholders, the vote will be considered in connection with the auditor appointment for 2020. However, it is not anticipated that any change in our independent registered public accounting firm would be made for 2019 because of the difficulty and expense of making another change so long after the beginning of the year.

Our board of directors recommends that you vote “FOR” the ratification of BKD LLP as our independent registered public accounting firm for 2019.

CODE OF CONDUCT AND ETHICS

Our board of directors has adopted a Code of Conduct and Ethics Policy, or Code of Conduct, that applies to all of our directors, officers and employees. The Code of Conduct sets forth the standard of conduct that we expect all of our directors, officers and employees to follow, including our Chief Executive Officer and Chief Financial Officer. In addition, our board of directors has adopted a Code of Ethics for the Chief Executive Officer and senior financial officers that applies to our Chief Executive Officer, our Chief Financial Officer and any other officer serving in a finance function and sets forth specific standards of conduct and ethics that we expect from such individuals in addition to those set forth in the Code of Conduct. Our Code of Conduct and our Code of Ethics for the Chief Executive Officer and senior financial officers are available on our website at www.bank7.com. We expect that any amendments to the Code of Conduct or the Code of Ethics for the Chief Executive Officer and senior financial officers, or any waivers of their respective requirements, will be disclosed on our website, as well as any other means required by NASDAQ Global Select Market rules or the SEC.

OTHER MATTERS

The Board is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted as determined by a majority of the board of directors.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

Any shareholder proposal to take action at the year 2020 annual meeting of shareholders must be received at our executive office at 1039 N.W. 63rd Street, Oklahoma City, Oklahoma 73116 no later than December 13, 2020, in order to be eligible for inclusion in the Company’s proxy materials for that meeting, unless the date of the 2019 annual meeting is more than 30 days from May 14, 2020, in which case the deadline is a reasonable time before we begin to print and send proxy materials. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. Under our Bylaws, a shareholder proposal or nomination for director may be eligible for consideration if written notice (together with all supporting documentation required by our bylaws) is delivered or mailed to the Secretary, in the case of an annual meeting of shareholders, not earlier than 120 days and not later than 90 days prior to the first anniversary of the prior year’s annual meeting.

Our shareholders may communicate with the board of directors or any individual director by addressing correspondence to the Board or such director in care of the Secretary at our main office by mail, courier, or facsimile or by e-mail at investorrelations@bank7.com.

BY ORDER OF THE BOARD OF DIRECTORS

Director, Senior Executive Vice President, Chief
Operating Officer and Secretary

Oklahoma City, Oklahoma
April 11, 2019

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission, will be furnished without charge to shareholders as of the record date upon written request to: John T. Phillips, Secretary, Bank7 Corp., 1039 N.W. 63rd Street, Oklahoma City, Oklahoma 73116.

                                                                                               THIS PROXY CARD  IS VALID  ONLY  WHEN  SIGNED  AND DATED.  KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:          Signature (Joint Owners)  Signature [PLEASE SIGN WITHIN BOX]  Date  Date          0  0000405518_1 R1.0.1.18    BANK7 CORP.1039 N.W. 63RD STREET OKLAHOMA CITY, OK 73116  VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/13/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.  VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/13/2019. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.  For Against Abstain0 0 00 0 00 0 0  The Board of Directors recommends you vote FOR the following:1. Election of DirectorsNomineesBobby J. AlexanderJ. Michael SannerThomas L. Travis  For Against Abstain0 0 0  The Board of Directors recommends you vote FOR the following proposal:2. Proposal to ratify the appointment of BKD LLP as the independent registered public accounting firm for 2019  NOTE: Such other business as may properly come before the meeting or any adjournment thereof.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.  Yes No0 0  For address change/comments, mark here. (see reverse for instructions)Please indicate if you plan to attend this meeting

 0000405518_2 R1.0.1.18    Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com  BANK7 CORP.Annual Meeting of Shareholders May 14, 2019 10:00 AMThis proxy is solicited by the Board of DirectorsThomas L. Travis or Kelly J. Harris, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Bank7 Corp. to be held on May 14, 2019 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the proxies will have authority to vote FOR the election of directors, and FOR the ratification of the appointment of BKD LLP as the independent registered public accounting firm for the year 2019.          Address change/comments:  (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)Continued and to be signed on reverse side